UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2005

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 480-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 24, 2005, Openwave Systems Inc. entered into a Stock Purchase Agreement (the “Agreement”) with the Sellers (as defined therein) to acquire all outstanding shares of Musiwave S.A., a société anonyme organized and existing under the laws of France, for a total purchase price of approximately €99.5 million (taking into account an expected closing purchase price reduction of approximately €0.5 million pursuant to Section 1.3 (b) of the Agreement) and a contingent earnout of up to €15 million. This equates to a purchase price of approximately $121 million, and a contingent earnout of approximately $18 million, based on the Euro-US Dollar exchange rate of September 23, 2005. Approximately, €10.5 million of the purchase price shall be paid into an escrow account that shall be available for claims by Purchaser against Sellers based upon any breaches of representations, warranties or certain other matters as more fully described in the Agreement. In addition, approximately €2.4 million of the purchase price is expected to be paid 18 months following the closing, subject to the continued employment of certain key employees and the absence of any claims for breaches of representations, warranties or certain other matters as more fully described in the Agreement.

The actual amount of the contingent earnout payment, if any, will be determined based upon achievement of certain financial targets by the Musiwave business during calendar year 2006, and will be paid, if applicable, shortly thereafter. The purchase price will be paid with a combination of cash and stock, with the exact proportions to be determined by Openwave prior to closing and with at least forty percent of the consideration to be paid in cash. The transaction is expected to close late in the fourth calendar quarter of 2005 and is subject to customary closing conditions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. A copy of the related press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Openwave Systems Inc. and the Sellers as defined therein, dated as of September 24, 2005.

99.1	Press Release issued by Openwave Systems Inc. on September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Openwave Systems Inc.

	By:	/s/ DOUGLAS SOLOMON
	Name:	Douglas Solomon
	Title:	Vice President and Assistant Secretary
Date: September 29, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among Openwave Systems Inc. and the Sellers as defined therein, dated as of September 24, 2005.

99.1	Press Release issued by Openwave Systems Inc. on September 26, 2005.